Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Burnham Investors Trust and to the use of our report dated February 24, 2012 on the financial statements of the Burnham Investors Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 27, 2012